                                                                    Exhibit 23.1


  Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-116600, 333-74976 and 333-107822) of Targeted Genetics
Corporation and the related Prospectuses and to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-03889, 333-28151, 333-58907, 333-61738, 333-78523 and 333-48220) pertaining to the Targeted
Genetics Corporation's 1992 Restated Stock Option Plan, Stock Option Plan for Nonemployee Directors, 1999 Stock Option Plan and Genovo Roll-over Stock Option Plan of Targeted Genetics Corporation of our reports dated March 2, 2005, with respect to the consolidated financial statements of Targeted Genetics Corporation, Targeted Genetics Corporation management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Targeted Genetics Corporation, included in the Annual Report (Form 10-K) for the year ended December 31, 2004.


                                                               Ernst & Young LLP


Seattle, Washington
March 3, 2005